For period ending September 30, 1996          Attachment 77C

File Number 811-4587

                     Financial Services Growth Fund Inc.


A special meeting of shareholders was held on April 10, 1996, at which the following proposals were approved:

To vote for or against the following changes to the Fund s fundamental investment restrictions and policies (the renumeration below follows that used in the related proxy statement):

Shares Voted For

Shares Voted Against

Shares Abstain


  1.  Modification of Fundamental Restriction on Portfolio
Diversification for Diversified Funds
2,287,157
41,127
114,019


  2.  Modification of Fundamental Restriction on Concentration
2,287,157
41,127
114,019


  3.  Modification of Fundamental Restriction on Senior
  Securities and Borrowing
2,287,157
41,127
114,019


  4.  Modification of Fundamental Restriction on Making Loans
2,287,157
41,127
114,019


  5.  Modification of Fundamental Restriction on Underwriting
        Securities
2,287,157
41,127
114,019


  6.  Modification of Fundamental Restriction on Real Estate
Investments
2,287,157
41,127
114,019


  7.  Modification of Fundamental Restriction on Investing in
Commodities
2,287,157
41,127
114,019


  8.  Elimination of Fundamental Restriction on Margin
Transactions
2,287,157
41,127
114,019


  9.  Elimination of Fundamental Restriction on Short Sales
2,287,157
41,127
114,019


10.  Elimination of Fundamental Restriction on Investments in
Oil, Gas and Mineral Leases and Programs
2,287,157
41,127
114,019


11.  Elimination of Fundamental Restriction on Investments in
Other Investment Companies
2,287,157
41,127
114,019



In addition to the item noted above, the Fund s shareholders elected board members. Pursuant to Instruction 2 of Sub-Item 77C of Form N-SAR, it is not necessary to provide in this exhibit details concerning shareholder action on this proposal since there were no solicitations in opposition to the registrant s nominees and all of the nominees were elected.

A more complete description of the proposal referred to above is hereby incorporated by reference to the Fund s proxy materials dated
February 28, 1996 relating to the Special Meeting of Shareholders.
These Schedule 14A materials were filed with the Securities and Exchange Commission via EDGAR on February 28, 1996; the accession code number was 0000950112-96-000634.

FORM 10f-3     FUND:  Financial Services Growth Fund Inc.

Record of Securities Purchased Under the Fund's Rule 10f-3 Procedures


1.   Issuer:  Conti Financial

2.   Date of Purchase:  2-8-96        3.  Date offering commenced:  2-8-96

4.   Underwriters from whom purchased: Merrill Lynch

5.   "Affiliated Underwriter" managing or participating in syndicate:

     Paine Webber

6.   Aggregate principal amount of purchase:  $315,000

7.   Aggregate principal amount of offering:  $130,700,000

8.   Purchase price (net of fees and expenses):  21

9.   Initial public offering price:  21

10.  Commission, spread or profit:           %    $0.80




11.  Have the following conditions been satisfied?
YES
NO


     a. The securities are part of an issue registered under the Securities Act of 1933 which is being offered to the public or are "municipal securities" as defined in Section 3(a)(29)
          of the Securities Exchange Act     of 1934.


____Y___


_______


     b. The securities were purchased prior to the end of the end first full business day of the offering at not more than the initial offering price (or, if a rights offering, , the securities were purchased on or before the fourth day preceding the day on which the offering terminated.



____Y___



_______


     c.   The underwriting was a firm commitment underwriting.
____Y___
_______


     d. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.


____Y___


_______


     e. (1) If securities are registered under the Securities Act of 1933, the issuer of the securities and its predecessor have been in continuous operation for not less than three years.


____Y___


_______


          (2) If securities are municipal securities, the issue of securities has received an investment grade rating from a nationally recognized statistical rating organization or, if the issuer or entity supplying the revenues from which the issue is to be paid shall have been in continuous operation for less than three years (including any predecessor), the issue has received one of the three highest ratings from at
          least one such rating         organization.






____N/A___






_______


     f. The amount of such securities purchased by all of the investment companies advised by Mitchell Hutchins did not exceed 4% of the principal amount of the offering or $500,000 in principal amount, whichever is greater, provided that in no event did such amount exceed 10% of the principal amount of the offering.




_____Y__




_______


     g.   The purchase price was less than 3% of the Fund's total
          assets.
____Y___
_______


     h. No Affiliated Underwriter was a direct or indirect participant in or beneficiary of the sale or, with respect to municipal securities, no purchases were designated as group sales or otherwise allocated to the account of any Affiliated Underwriter.



____Y___



_______


Approved:  Karen Finkel       Date:  3-4-96